EXHIBIT 5.1

                        [Shearman & Sterling Letterhead]





                                                               December 29, 1995



Alexander's, Inc.
c/o Vornado Realty Trust, Manager
Park 80 West, Plaza II
Saddle Brook, New Jersey  07663

Dear Sirs:

          We are acting as counsel for Alexander's, Inc. (the "Company") in connection with the Registration Statement on Form S-3, as amended (Registration Statement No. 33-62779) (the "Registration Statement"), being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Securities Act") relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the Company's
(i) debt securities (the "Debt Securities"), (ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of preferred stock, $1.00 par value per share (the "Preferred Shares"), (iv) Preferred Shares represented by depositary shares (the "Depositary Shares") and (v) shares of common stock, $1.00 par value per share (the "Common Shares"), with an aggregate issue price of up to $250,000,000. The Warrants, the Debt Securities, the Preferred Shares, the Depositary Shares and the Common Shares are collectively referred to as the "Securities". Any series of Debt Securities (as defined below) or Preferred Shares may be convertible into Common Shares.


          The Debt Securities are to be issued from time to time in one or more series as (i) senior debt securities (the "Senior Debt Securities") of the Company under an indenture between the Company and State Street Bank & Trust Company, N.A., as trustee (the "Senior Trustee"), in substantially the form included in the Registration Statement as Exhibit 4.2 (the "Senior Indenture") or (ii) subordinated debt securities (the "Subordinated Debt Securities") of the Company under an indenture between the Company and State Street Bank & Trust Company, N.A., as trustee (the "Subordinated Trustee"), in substantially the form included in the Registration Statement as Exhibit 4.4 (the "Subordinated Indenture"). The Debt Warrants will be issued under one or more debt warrant agreements (each, a "Warrant Agreement") between the Company and a financial institution identified therein as warrant

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agent (each, a "Warrant Agent"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (the "Depositary"), in substantially the form included in the Registration Statement as Exhibit 4.6.

          We are familiar with the corporate proceedings of the Company to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of the Company (the "Resolutions") authorizing the Senior Indenture and the Subordinated Indenture and the issuance, offering and sale of the Securities and we have examined such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

          In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such documents. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Company.

          Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

          1. The Senior Indenture has been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the Senior Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

          2. The Senior Debt Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture.

          3. The Subordinated Indenture has been duly authorized and, when executed and delivered by the Company pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the Subordinated Trustee, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms.

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          4. The Subordinated Debt Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture.

          5. The Warrant Agreements have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Company, in each case pursuant to the authority granted in the Resolutions, and, assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

          6. The Debt Warrants have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          7. The Preferred Shares have been duly authorized and, when the final terms thereof have been duly established and approved and certificates representing such shares have been duly executed by the Company, in each case pursuant to the authority granted in the Resolutions, and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such shares has been taken, including the adoption of a Certificate of Designation, such shares will be validly issued, fully paid and nonassessable.

          8. The Deposit Agreements have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Company, in each case pursuant to the authority granted in the Resolutions, and assuming due authorization, execution and delivery thereof by the applicable Depositary, will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms.

          9. The Depositary Shares have been duly authorized and, when the final terms thereof have been duly established and approved, in each case pursuant to the authority granted in the Resolutions, and when the depositary receipts representing the Depositary Shares (the "Depositary Receipts") have been duly executed by the Depositary and delivered to and paid for by the purchasers thereof, and when all corporate action necessary for

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issuance of Depositary Shares and the underlying Preferred Shares has been taken, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

          10. The Common Shares have been duly authorized and, when issued and delivered pursuant to the authority granted in the Resolutions and against payment therefor, will be validly issued, fully paid and non-assessable.

          11. The Common Shares issuable upon conversion of any issue of convertible Debt Securities or Preferred Shares have been duly authorized and, when issued and delivered upon conversion of such Debt Securities or Preferred Shares, will be validly issued, fully paid and non-assessable.

          The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act.


                                                    Very truly yours,

                                                    /s/  SHEARMAN & STERLING